Exhibit 10.3

NON-STATUTORY STOCK OPTION

Granted by

Eleven Biotherapeutics, Inc. (the “Company”)

Under the 2009 Stock Incentive Plan

This Option is and shall be subject in every respect to the provisions of the Company’s 2009 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference and made a part hereof. The holder of this Option (the “Holder”) hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the board of directors of the Company (the “Board”) or a designated committee thereof shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.

1.	Name of Holder:

2.	Date of Grant:

3.	Vesting Start Date:

4.	Maximum number of shares for
which this Option is exercisable:

5.	Exercise (purchase) price per share:

6.	Method of Exercise: This Option may be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with payment by one of the following methods:

•	cash or a personal, certified or bank check or postal money order payable to the order of the Company for an amount equal to the exercise price of the shares being purchased; or

•	with the consent of the Company, any of the other methods set forth in the Plan.

As an additional condition to exercise of this Option, the Holder shall deliver to the Company an investment letter in form and substance satisfactory to the Company and its counsel. No such investment letter shall be required as a condition to such exercise at any time when there shall be an effective registration statement under the Securities Act of 1933, as amended (the “Act”) covering the shares for which this Option may be exercised.

7.	Expiration Date of Option:

8.	Vesting Schedule This Option shall become exercisable for …. All vesting shall cease upon the date of termination of employment or provision of services to the Company.

In addition to the foregoing, upon Holder’s election at any time after the date of Grant of this Option, the Holder shall be entitled to exercise this Option immediately and in full for the Maximum Number of shares as set forth herein, whether or not fully vested, provided that, upon such exercise, the Holder shall execute a stock restriction agreement containing a “reverse vesting” schedule effectively equivalent to the Vesting Schedule set forth herein, pursuant to which the Holder agrees to sell back any unvested shares at cost should he leave the employ of, or cease to provide services to, the Company prior to full vesting.

9.	Termination of Employment. This Option shall terminate on the earliest to occur of:

(i)	the date of expiration hereof;

(ii)	immediately after termination of the Holder’s employment with, or provision of services to, the Company by the Company for Cause (as defined in the Plan);

(iii)	90 days after the date of voluntary termination of employment or provision of services by the Holder (other than for death or permanent disability as defined in the Plan); or

(iv)	90 days after the date of termination of the Holder’s employment with, or provision of services to, the Company by the Company without Cause (other than for death or permanent disability as defined in the Plan).

10.	Company’s Right of First Refusal. Prior to the effective date of a registration statement under the Act, any shares of stock issued pursuant to exercise of this Option shall be subject to the Company’s right of first refusal as set forth at Appendix A.

11.	Lock-Up Agreement. The Holder agrees that upon the request of the Company or the managing underwriter(s) of any offering of securities of the Company that is the subject of a registration statement filed under the Act, for a period of time (not to exceed 180 days, plus such additional number of days (not to exceed 35) as may reasonably be requested to enable the underwriter(s) of such offering to comply with Rule 2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto) from the effective date of the registration statement under the Act for such offering, the Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock issued pursuant to the exercise of this Option, without the prior written consent of the Company and such underwriters.

12.	Tax Withholding. The Company’s obligation to deliver shares shall be subject to the Holder’s satisfaction of any applicable federal, state and local income and employment tax withholding requirements.

13.	Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, Eleven Biotherapeutics, Inc., 215 First Street, Suite 400, Cambridge, Massachusetts 02142, attention of the president, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

14.	Survival of Provisions. Sections 10, 11, 12 and Appendix A shall survive the termination, expiration or exercise of this Option, as shall any other provisions which, by their terms, apply beyond the term of this Option.

IN WITNESS WHEREOF, the parties have executed this Option, or caused this Option to be executed, as of the Date of Grant.

ELEVEN BIOTHERAPEUTICS, INC.

By:
Name:	Abbie Celniker
Title:	Chief Executive Officer

The undersigned Holder hereby acknowledges receipt of a copy of the Plan and this Option (including Appendix A hereto), and agrees to the terms of this Option and the Plan.

HOLDER

Name:

Address:

APPENDIX A

Right of First Refusal

1. General. Prior to the effective date of a registration statement under the Securities Act of 1933, as amended (the “Act”), covering any shares of the Company’s Common Stock and until such time as the Company shall have effected a public offering of its Common Stock registered under the Act, in the event that, at any time when the Holder (which term for purposes of this section shall mean the Holder and his or her executors, administrators and any other person to whom this Option may be transferred by will or the laws of descent and distribution) is permitted to do so, the Holder desires to sell, assign or otherwise transfer any of the shares issued upon the exercise of this Option, the Holder shall first offer such shares to the Company by giving written notice of the Holder’s desire so to sell, assign or transfer such shares.

2. Notice of Intended Transfer. The notice shall state the number of shares offered, the name of the person or persons to whom it is proposed to sell, assign or transfer such shares and the price at which such shares are intended to be sold, assigned or transferred. Such notice shall constitute an offer to the Company for the Company to purchase the number of shares set forth in the notice at a price per share equal to the price stated therein.

3. Company to Accept or Decline Within 30 Days. The Company may accept the offer as to all, but not less than all, such shares by notifying the Holder in writing within 30 days after receipt of such notice of its acceptance of the offer. If the offer is accepted, the Company shall have 60 days after such acceptance within which to purchase the offered shares at a price per share as aforesaid. If within the applicable time periods the Holder does not receive notice of the Company’s intention to purchase the offered shares, or if payment in full of the purchase price is not made by the Company, the offer shall be deemed to have been rejected and the Holder may transfer title to such shares within 90 days from the date of the Holder’s written notice to the Company of the Holder’s intention to sell, but such transfer shall be made only to the proposed transferee and at the proposed price as stated in such notice and after compliance with any other provisions of this Option applicable to the transfer of such shares.

4. Transferred Shares to Remain Subject to Right of First Refusal. Shares that are so transferred to such transferee shall remain subject to the rights of the Company set forth in this Appendix A. As a condition to such transfer, such transferee shall execute and deliver all such documents as the Company may require to evidence the binding agreement of such transferee so to remain subject to the rights of the Company.

5. Remedies of Company. No sale, assignment, pledge or other transfer of any of the shares covered by this Option shall be effective or given effect on the books of the Company unless all of the applicable provisions of this Appendix A have been duly complied with, and the Company may inscribe on the face of any certificate representing any of such shares a legend referring to the provisions of this Appendix A. If any transfer of shares is made or attempted in violation of the foregoing restrictions, or if shares are not offered to the Company as required hereby, the Company shall have the right to purchase such shares from the owner thereof or his transferee at any time before or after the transfer, as herein provided. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

6. Shares Subject to Right of First Refusal. For purposes of the Right of First Refusal pursuant to this Appendix A, the term “shares” shall mean any and all new, substituted or additional securities or other property issued to the Holder, by reason of his or her ownership of Common Stock pursuant to the exercise of this Option, in connection with any stock dividend, liquidating dividend, stock split or other change in the character or amount of any of the outstanding securities of the Company, or any consolidation, merger or sale of all or substantially all of the assets of the Company.

7. Legends on Stock Certificates. Any certificate representing shares of stock subject to the provisions of this Appendix A may have endorsed thereon one or more legends, substantially as follows:

(i)	“Any disposition of any interest in the securities represented by this certificate is subject to restrictions, and the securities represented by this certificate are subject to certain options, contained in a certain agreement between the record holder hereof and the Company, a copy of which will be mailed to any holder of this certificate without charge upon receipt by the Company of a written request therefor.”

(ii)	“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be pledged, hypothecated, sold or otherwise transferred unless such shares have been registered under the Act or unless the Company has received an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that such registration is not required.”

8. Right of First Refusal to Lapse Upon Registration. The restrictions imposed by this Appendix A shall terminate in all respects upon the effective date of a registration statement under the Act covering any of the Company’s Common Stock.

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